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                                                         EXHIBIT 8

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statement of the Fulcrum Variable Life Separate Account of Allmerica Financial Life Insurance and Annuity Company on Form S-6 of our report dated February 3, 1998, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Boston, Massachusetts
April 29, 1998